MONEY MARKET PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, Money Market Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        161,046,211         2,774,547         4,403,587             0


2.  To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        155,290,161         6,986,348         5,947,836             0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                                 BOND PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, Bond Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        13,939,671           414,853           469,643              0


2.  To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        13,380,431           836,172           607,564              0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                               BALANCED PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, Balanced Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

         9,461,864           271,822           401,216              0


2.  To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

         9,138,975           541,648           454,279              0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                           GROWTH AND INCOME PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, Growth and Income Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        15,525,438           474,642           661,152              0


2.  To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        14,737,807           902,321          1,021,104             0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                            CAPITAL GROWTH PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, Capital Growth Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        34,761,952           922,635          1,144,921             0


2.  To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        33,239,479          1,884,560         1,705,469             0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                           GLOBAL DISCVOERY PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, Global Discovery Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

         3,130,046           153,965           101,728              0


2.  To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

         3,063,212           196,489           126,038              0





* Broker non-votes are proxies received by the Fund from brokers or nominees
----------------------------------------------------------------------------
  when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                             INTERNATIONAL PORTFOLIO
                           SHAREHOLDER MEETING RESULTS

A Special Meeting of Shareholders of Scudder Variable Life Investment Fund, International Portfolio, was held on December 16, 1998, at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. The following matters were voted upon by the shareholders and the resulting votes for each matter are presented below.

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        33,507,697           652,824          1,058,911             0


2. To approve the revision of the Fund's fundamental lending policy.


                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------

        32,369,178          1,493,385         1,356,869             0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.